Exhibit 99.1

Editas Medicine, Inc., Announces Pricing of $90 Million Offering of Common Stock

CAMBRIDGE, Mass., March 16, 2017 — Editas Medicine, Inc. (NASDAQ: EDIT), a leading genome editing company, today announced the pricing of an underwritten offering of 4,000,000 shares of its common stock at a price to the public of $22.50 per share. The gross proceeds to Editas Medicine from this offering are expected to be approximately $90 million, before deducting underwriting discounts and commissions and other estimated offering expenses. Editas Medicine has granted the underwriters a 30-day option to purchase up to an additional 600,000 shares of common stock on the same terms and conditions.

Editas Medicine intends to use the net proceeds of the offering to fund preclinical studies and clinical trials for its LCA10 program and its other programs to treat genetic and infectious diseases of the eye, preclinical studies of its programs to treat non-malignant hematologic diseases, preclinical studies in its collaboration with Juno Therapeutics, preclinical studies of other research programs, continued expansion of its platform technology, and for working capital and other general corporate purposes.

All of the shares in the offering are to be sold by Editas Medicine. The offering is expected to close on March 22, 2017, subject to customary closing conditions.

Morgan Stanley and J.P. Morgan are acting as joint book running managers for the offering. Cowen and Company is acting as lead manager, and JMP Securities is acting as co-manager.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-216444), which was declared effective by the Securities and Exchange Commission (SEC) on March 15, 2017. The offering is being made only by means of a prospectus supplement and the accompanying prospectus. A final prospectus supplement relating to the offering will be filed with the SEC and will be available at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus may be obtained by contacting Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, or from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Telephone: (866) 803-9204.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Editas Medicine

Editas Medicine is a leading genome editing company dedicated to treating patients with genetically-defined diseases by correcting their disease-causing genes. The Company was founded by world leaders in genome editing, and its mission is to translate the promise of genome editing science into a broad class of transformative genomic medicines to benefit the greatest number of patients.

Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “would,” similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: the uncertainties related to the satisfaction of customary closing conditions related to the public offering and the impact of general economic, industry or political conditions in the United States or internationally; uncertainties inherent in the initiation of preclinical studies and clinical trials and clinical development of the Company’s product candidates; availability and timing of results from preclinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products and availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other risks are described in greater detail under the caption “Risk Factors” included in Editas’ Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 3, 2017, the Company’s preliminary prospectus supplement filed with the SEC on March 15, 2017, and other filings the Company may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Media:

Cristi Barnett

Editas Medicine, Inc.

(617) 401-0113

cristi.barnett@editasmed.com

Dan Budwick

Pure Communications, Inc.

(973) 271-6085

dan@purecommunicationsinc.com

Investors:

Mark Mullikin

(617) 401-9083

mark.mullikin@editasmed.com